EXHIBIT 99.1

NEWS RELEASE

Contact: Kathy Liebmann        (734) 241-2438                 kathy.liebmann@la-z-boy.com

LA-Z-BOY ANNOUNCES PLANNED RETIREMENT OF OTIS SAWYER, PRESIDENT,
LA-Z-BOY PORTFOLIO BRANDS; NAMES TJ LINZ AS SUCCESSOR

MONROE, Mich., December 8, 2022--La-Z-Boy Incorporated (NYSE: LZB), a global leader in residential furniture, today announced the planned retirement of Otis Sawyer, President, La-Z-Boy Portfolio Brands. Tj Linz, President, La-Z-Boy Retail, will assume Sawyer’s responsibilities at the end of April 2023, the start of the company’s fiscal 2024 year. Sawyer will remain with the company through June 2023 to ensure a seamless transition.

Melinda D. Whittington, President and Chief Executive Officer of La-Z-Boy Incorporated, said, "As we execute our Century Vision strategy and position the company for long-term profitable growth, succession planning plays an integral role in our business philosophy and management of the company. With extensive systems expertise and a focus on lean initiatives, Otis made significant contributions to La-Z-Boy Incorporated throughout his 29-year tenure. We thank him and wish him all the best in his well-deserved retirement. At the same time, we are thrilled to announce that Tj will succeed Otis as President, Portfolio Brands Division. Under Tj’s leadership using data-driven analytics, our company-owned Retail business has experienced tremendous profitable growth. And, he has built a strong and unique culture throughout the Retail team, which drives exceptional performance and talent development at all levels. Tj will undoubtedly be equally successful in his new role as he further refines and develops the Portfolio Brands business and team.”

Linz said, “I am excited to lead the Portfolio Brands Division. England’s unique 21-day delivery model for custom furniture is unparalleled, and our casegoods businesses each serve a distinct customer base, providing excellent opportunities for innovative product development and profitable growth. I look forward to working with the Portfolio Brands team to build upon these great businesses.”

Linz joined La-Z-Boy Incorporated in 2015 as Director of Strategy & Analytics, became Director of Retail Operations & Strategy in 2017, and was named President, Retail Division in 2019. Prior to joining La-Z-Boy, he was with Deloitte Consulting LLP for nine years. Linz earned his B.S. in Computer Engineering from Northwestern University and an MBA from the University’s Kellogg School of Management.

A search is underway to fill the President, Retail Division role.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, business and industry and the effect of the coronavirus (“COVID”) pandemic on our business operations and financial results.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our fiscal 2022 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the "SEC"), available on the SEC's website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the SEC, which is available at: https://lazboy.gcs-web.com/financial-information/sec-filings. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at: https://lazboy.gcs-web.com/.

Background Information

La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The Wholesale segment includes England, La-Z-Boy, American Drew®, Hammary®, Kincaid® and the company's international wholesale and manufacturing businesses. The company-owned Retail segment includes 169 of the 351 La-Z-Boy Furniture Galleries® stores. Joybird is an e-commerce retailer and manufacturer of upholstered furniture.

The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 351 stand-alone La-Z-Boy Furniture Galleries® stores and 526 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at http://www.la-z-boy.com/.